Exhibit 23.1

 Consent of Independent Registered Public Accounting Firm

Village Bank and Trust Financial Corp.

Midlothian, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 2, 2015, relating to the consolidated financial statements, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Richmond, Virginia July 1, 2015